Exhibit 99.6

CENTERSTATE BANKS OF FLORIDA, INC. NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee holder of subscription rights (“Rights”) to purchase shares of common stock of CenterState Banks of Florida, Inc. (the “Company”) pursuant to the Rights Offering described and provided for in the Company’s prospectus dated                     , 2004 (the “Prospectus”), hereby certifies to the Company that:

(1)	the undersigned has exercised the number of Rights specified below pursuant to the basic subscription privilege (as described in the Prospectus) and pursuant to the over-subscription privilege (as described in the Prospectus), on behalf of beneficial owners of Rights listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner); and

(2)	each such beneficial owner’s basic subscription privilege has been exercised in full if it is exercising its over-subscription privilege.

NUMBER OF SHARES OWNED ON THE RECORD DATE	RIGHTS EXERCISED PURSUANT TO BASIC SUBSCRIPTION PRIVILEGE	NUMBER TO

_______________________	_______________________	__________

_______________________	_______________________	__________

_______________________	_______________________	__________

_______________________	_______________________	__________

__________________________________________________________________________________________________

[Name of Bank, Broker, Trustee, Depositary or Other Nominee]

By:

Name:

Title: